NATIONAL FUEL GAS COMPANY

                             EMPLOYMENT CONTINUATION

                                       AND

                            NONCOMPETITION AGREEMENT

                                TABLE OF CONTENTS


                                                                    Page
                                                                    ----

1.       Operation of Agreement.......................................2
              a.  Effective Date......................................2
              b.  Termination of Employment Following a
                  Potential Change in Control.........................2

2.       Definitions..................................................2
              a.  Change in Control...................................2
              b.  Potential Change in Control.........................3

3.       Employment Period............................................3

4.       Position and Duties..........................................3

5.       Compensation.................................................4
              a.  Base Salary.........................................4
              b.  Annual Bonus........................................4
              c.  Long-term Incentive Compensation Programs...........4
              d.  Benefit Plans.......................................4
              e.  Expenses............................................5
              f.  Vacation and Fringe Benefits........................5
              g.  Indemnification.....................................5

6.       Termination..................................................5
              a.  Death, Disability or Retirement.....................5
              b.  Voluntary Termination...............................5
              c.  Cause...............................................6
              d.  Good Reason.........................................6
              e.  Notice of Termination...............................7
              f.  Date of Termination.................................7

7.       Obligations of the Company upon Termination..................7
              a.  Death or Disability.................................7
              b.  Cause and Voluntary Termination.....................7
              c.  Termination by the Company other
                  than for Cause and Termination
                  by the Executive for Good Reason....................8
                  i.  Severance Benefits..............................8
                  ii. Continuation of Welfare Benefits................8
                  iii.Qualification for Early Retirement..............9
              d.  Discharge of the Company's Obligations.............10
              e.  Limit on Payments by the Company...................10
                  i.  Application of Section 7(e)....................10
                  ii. Calculation of Benefits........................11
                  iii.Imposition of Payment Cap......................11
                  iv. Application of Section 280G....................11
                  v.  Applicable Tax Rates...........................12
                  vi. Adjustments in Respect of the Payment Cap......12
              f.  If Termination of Employment Occurs
                  After the Executive Has
                  Reached Age 62.....................................13

8.       Non-exclusivity of Rights...................................13

9.       No Offset    ...............................................13

10.      Non-Competition and Non-Solicitation........................14
              a.  Noncompete.........................................14
              b.  Non-Solicitation of Employees......................14
              c.  Confidential Information...........................14
              d.  Non-disparagement..................................14
              e.  Company Property...................................15
              f.  Additional Payment.................................15

11.      Injunctive Relief and Other Remedies
         with Respect to Covenants...................................15

12.      Successors   ...............................................15

13.      Miscellaneous16
              a.  Applicable Law.....................................16
              b.  Arbitration........................................16
              c.  Amendments.........................................16
              d.  Entire Agreement...................................16
              e.  Notices............................................17
              f.  Source of Payments.................................17
              g.  Tax Withholding....................................17
              h.  Severability; Reformation..........................18
              i.  Waiver.............................................18
              j.  Counterparts.......................................18
              k.  Captions...........................................18

Signature Page.......................................................18

                           EMPLOYMENT CONTINUATION AND
                            NONCOMPETITION AGREEMENT


     THIS AGREEMENT between NATIONAL FUEL GAS SUPPLY CORPORATION, a Pennsylvania corporation (the "Company"), NATIONAL FUEL GAS COMPANY, a New Jersey corporation ("National"), and __________________ (the "Executive"), dated as of the 11th day of December, 1998.


                              W I T N E S S E T H :
                              - - - - - - - - - -


     WHEREAS, the Company and National wish to attract and retain well-qualified executive and key personnel and to assure continuity of management, which will be essential to its ability to evaluate and respond to any actual or threatened Change in Control (as defined below) in the best interests of shareholders;

     WHEREAS, the Executive is a valuable employee of the Company, an integral part of its management team and a key participant in the decision making process relative to short-term and long-term planning and policy for the Company;

     WHEREAS, the Company and National understand that any actual or threatened Change in Control will present significant concerns for the Executive with respect to his financial and job security;

     WHEREAS, the Company and National wish to encourage the Executive to continue his career and services with the Company for the period during and after an actual or threatened Change in Control and to assure to the Company the Executive's services during the period in which such a Change in Control is threatened, and to provide the Executive certain financial assurances to enable the Executive to perform the responsibilities of his position without undue distraction and to exercise his judgment without bias due to his personal circumstances; and

     WHEREAS, the Board of Directors of National, at its meeting on December 10, 1998, determined that it would be in the best interests of National and its shareholders to assure continuity in the management of National in the event of a Change in Control by entering into an employment continuation and noncompete agreement with Executive;

     WHEREAS, to achieve these objectives, the Company, National and the Executive desire to enter into an agreement providing the Company and the Executive with certain rights and obligations upon the occurrence of a Change in Control or Potential Change in Control (as defined in Section 2).

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed by and between the Company, National and the Executive as follows:

                  1. Operation of Agreement.  (a) Effective  Date. The effective
                     ----------------------       ---------------
date of this Agreement shall be the date on which a Change in Control occurs (the "Effective Date"), provided that, except as provided in Section 1(b), if the Executive is not employed by the Company, National or any of their subsidiaries on the Effective Date, this Agreement shall be void and without effect.

                  (b) Termination of Employment  Following a Potential Change in
                      ----------------------------------------------------------

Control.  Notwithstanding  Section  1(a), if (i) the  Executive's  employment is
-------                                       -
terminated  by the Company  Without Cause (as defined in Section 6(c)) after the occurrence of a Potential Change in Control and prior to the occurrence of a Change in Control and (ii) a Change in Control occurs within two years of such
                       --
termination, the Executive shall be deemed, solely for purposes of determining his rights under this Agreement, to have remained employed until the date such Change in Control occurs and to have been terminated by the Company Without Cause immediately after this Agreement becomes effective.

                  2.  Definitions.  (a) Change in Control.  For the  purposes of
                      -----------       -----------------
this Agreement, a "Change in Control" shall be deemed to have occurred if any of the following have occurred:

                  (i) either (a) the Company or National  shall receive a report
                              -
         on Schedule 13D, or an amendment to such a report, filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act") disclosing that any person (as such term is used in Section 13(d) of the 1934 Act) ("Person"), is the beneficial owner, directly or indirectly, of twenty
         (20)  percent or more of the  outstanding  stock of National or (b) the
                                                                          -
         Company or National has actual knowledge of facts which would require any Person to file such a report on Schedule 13D, or to make an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in Section 13(d) of the 1934 Act) disclosing that such Person is the beneficial owner, directly or indirectly, of twenty (20) percent or more of the outstanding stock of National;

                  (ii) purchase by any Person, other than National or a wholly-owned subsidiary of National or an employee benefit plan sponsored or maintained by National or a wholly-owned subsidiary of National, of shares pursuant to a tender or exchange offer to acquire any stock of National (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such Person is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of twenty (20) percent or more of the outstanding stock of National (calculated as provided in paragraph (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire stock);

                  (iii) approval by the shareholders of National of (a) any consolidation or merger of National in which National is not the continuing or surviving corporation or pursuant to which shares of stock of National would be converted into cash, securities or other property, other than a consolidation or merger of National in which holders of its stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) any consolidation or merger in which National is the continuing or surviving corporation but in which the common shareholders of National immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least a majority of the common stock of the corporation which owns all of the common stock of National), or (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of National; or

                  (iv) a change in the majority of the members of the Board of Directors of National (the "Board") within a 24-month period unless the election or nomination for election by National's shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

                  (b)  Potential  Change in  Control.  For the  purposes of this
                       -----------------------------
Agreement, a Potential Change in Control shall be deemed to have occurred if:

                  (i) a Person commences a tender offer (with adequate financing) for securities representing at least twenty (20) percent of the outstanding stock of National (calculated as provided in paragraph
         (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire stock);

                  (ii) National enters into an agreement the consummation of which would constitute a Change in Control;

                  (iii) proxies for the election of directors of National are solicited by anyone other than National; or

                  (iv) any other event occurs which is deemed to be a Potential Change in Control by the Board.

                  3. Employment Period.  Subject to Section 6 of this Agreement,
                     -----------------
the Company agrees to continue the Executive in its employ, and the Executive agrees to remain in the employ of the Company, for the period (the "Employment Period") commencing on the Effective Date and ending on the earlier to occur of
(i) the third anniversary of the Effective Date and (ii) the date on which the Executive attains age 65.

                  4.  Position and Duties.  During the  Employment  Period,  the
                      -------------------
Executive's position (including titles), authority and responsibilities shall be at least commensurate with those held, exercised and assigned immediately prior to the Effective Date. It is understood that, for purposes of this Agreement, such position, authority and responsibilities shall not be regarded as not commensurate merely by virtue of the fact that a successor shall have acquired all or substantially all of the business and/or assets of the Company as contemplated by Section 12(b) of this Agreement. The Executive's services shall be performed in the United States and within 30 miles of the location where the Executive was employed immediately preceding the Effective Date.

                  5.  Compensation.  (a)  Base  Salary.  During  the  Employment
                      ------------        ------------
Period, the Executive shall receive a base salary at a monthly rate at least equal to the monthly salary paid to the Executive by the Company and any of its affiliated companies immediately prior to the Effective Date. The base salary shall be reviewed at least once each year after the Effective Date, and shall be increased annually at a rate at least equal to the greater of (i) the average percentage increase for the same period in the compensation of salaried employees of National and its subsidiaries who are not executives and (ii) the percentage increase in the national Consumer Price Index for the last completed calendar year. The Executive's base salary, as it shall be increased from time to time, shall hereafter be referred to as "Base Salary". Neither the Base Salary nor any increase in Base Salary after the Effective Date shall serve to limit or reduce any other obligation of the Company hereunder.

                  (b) Annual Bonus. During the Employment Period, in addition to
                      ------------
the Base Salary, for each fiscal year of the Company ending during the Employment Period, the Executive shall be afforded the opportunity to receive an annual bonus on terms and conditions no less favorable to the Executive (taking into account reasonable changes in the Company's goals and objectives) than the annual bonus opportunity that had been made available to the Executive for the fiscal year ended immediately prior to the Effective Date (the "Annual Bonus Opportunity"). Any amount payable in respect of the Annual Bonus Opportunity shall be paid as soon as practicable following the year for which the amount (or prorated portion) is earned or awarded, unless electively deferred by the Executive pursuant to any deferral programs or arrangements that the Company may make available to the Executive.

                  (c)  Long-term  Incentive  Compensation  Programs.  During the
                       --------------------------------------------
Employment Period, the Executive shall participate in all long-term incentive compensation programs for key executives at a level that is commensurate with the Executive's participation in such plans immediately prior to the Effective Date, or, if more favorable to the Executive, at the level made available to the Executive or other similarly situated officers at any time thereafter.

                  (d) Benefit Plans. During the Employment Period, the Executive
                      -------------
(and, to the extent applicable, his dependents) shall be entitled to participate in or be covered under all pension, retirement, deferred compensation, savings, medical, dental, health, disability, group life, accidental death and travel accident insurance plans and programs of the Company and its affiliated companies at a level that is commensurate with the Executive's participation in such plans immediately prior to the Effective Date, or, if more favorable to the Executive, at the level made available to the Executive or other similarly situated officers at any time thereafter.

                  (e)  Expenses.  During the  Employment  Period,  the Executive
                       --------
shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Company as in effect immediately prior to the Effective Date. Notwithstanding the foregoing, the Company may apply the policies and procedures in effect after the Effective Date to the Executive, if such policies and procedures are not less favorable to the Executive than those in effect immediately prior to the Effective Date.

                  (f)  Vacation  and  Fringe  Benefits.  During  the  Employment
                       -------------------------------
Period, the Executive shall be entitled to paid vacation and fringe benefits at a level that is commensurate with the paid vacation and fringe benefits available to the Executive immediately prior to the Effective Date, or, if more favorable to the Executive, at the level made available from time to time to the Executive or other similarly situated officers at any time thereafter.

                  (g)  Indemnification.  During and after the Employment Period,
                       ---------------
National and the Company shall indemnify the Executive and hold the Executive harmless from and against any claim, loss or cause of action arising from or out of the Executive's performance as an officer, director or employee of National or the Company or any of their subsidiaries or in any other capacity, including any fiduciary capacity, in which the Executive serves at the request of National or the Company to the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and By-Laws (the "Governing Documents"), provided that in no event shall the protection afforded to the Executive
--------------
hereunder be less than that afforded under the Governing Documents as in effect immediately prior to the Effective Date.

                  6. Termination.  (a) Death, Disability or Retirement.  Subject
                     -----------       -------------------------------
to the provisions of Section 1 hereof, this Agreement shall terminate automatically upon the Executive's death, termination due to "Disability" (as defined below) or voluntary retirement under any of the Company's retirement plans as in effect from time to time. For purposes of this Agreement, Disability shall mean the Executive's inability to perform the duties of his position, as determined in accordance with the policies and procedures applicable with respect to the Company's long-term disability plan, as in effect immediately prior to the Effective Date.

                  (b) Voluntary  Termination.  Notwithstanding  anything in this
                      ----------------------
Agreement to the contrary, following a Change in Control the Executive may, upon not less than 30 days' written notice to the Company, voluntarily terminate employment for any reason (including early retirement under the terms of any of the Company's retirement plans as in effect from time to time), provided that
                                                                   -------------
any termination by the Executive pursuant to Section 6(d) on account of Good Reason (as defined therein) shall not be treated as a voluntary termination under this Section 6(b).

                  (c)  Cause.   The  Company  may  terminate   the   Executive's
                       -----
employment for Cause. For purposes of this Agreement, "Cause" means the Executive's gross misconduct, fraud or dishonesty, which has resulted or is likely to result in material economic damage to the Company or National, as determined in good faith by a vote of at least two-thirds of the non-employee directors of National at a meeting of the Board at which the Executive is provided an opportunity to be heard (with representation by counsel of his choosing, should he so desire)

                  (d) Good  Reason.  Following  the  occurrence  of a Change  in
                      ------------
Control, the Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" means the occurrence of any of the following, without the express written consent of the Executive, after the occurrence of a Change in Control:

                  (i)  (A)  the  assignment  to  the  Executive  of  any  duties
                        -
         inconsistent in any material adverse respect with the Executive's position, authority or responsibilities as contemplated by Section 4 of this Agreement, or (B) any other material adverse change in such
                               -
         position, including titles, authority or responsibilities;

                  (ii) any failure by the Company to comply with any of the provisions of Section 5 of this Agreement, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (iii) the Company's requiring the Executive to be based at any office or location outside of the United States and/or more than 30 miles (or such other lesser distance as shall be set forth in the Company's relocation policy as in effect at the Effective Date) from that location at which he performed his services specified under the provisions of Section 4 immediately prior to the Change in Control, except for travel reasonably required in the performance of the Executive's responsibilities; or

                  (iv) any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by
         Section 12(b).

In no event shall the mere occurrence of a Change in Control, absent any further impact on the Executive, be deemed to constitute Good Reason. In the event that the Executive shall in good faith give a Notice of Termination for Good Reason and it shall thereafter be determined that Good Reason did not exist, the Executive shall, unless the Company and the Executive shall otherwise mutually agree, return to employment with the Company within 5 business days of such decision, without any impairment or other limitation of his rights hereunder, except that he shall not be paid his base salary for any period he did not perform services and his annual bonus opportunity for such year may be reduced to reflect his period of absence.

                  (e) Notice of Termination.  Any termination by the Company for
                      ---------------------
Cause or by the Executive for Good Reason shall be communicated by Notice of Termination given in accordance with Section 13(e). For purposes of this Agreement, a "Notice of Termination" means a written notice given, in the case of a termination for Cause, within 30 business days of the Company's having actual knowledge of the events giving rise to such termination, and in the case of a termination for Good Reason, within 180 days of the Executive's having actual knowledge of the events giving rise to such termination, and which (i)
                                                                              -
indicates the specific termination provision in this Agreement relied upon, (ii)
                                                                             --
sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt
                 ---
of such notice, specifies the termination date of this Agreement (which date shall be not more than 15 days after the giving of such notice). The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

                  (f) Date of  Termination.  For the purpose of this  Agreement,
                      --------------------
the term "Date of Termination"  means (i) in the case of a termination for which
                                       -
a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein, as the case may be, and
(ii) in all other  cases,  the actual date on which the  Executive's  employment
 --
terminates during the Employment Period.

                  7. Obligations of the Company upon  Termination.  (a) Death or
                     --------------------------------------------       --------
Disability.  If the Executive's  employment is terminated  during the Employment
----------
Period by reason of the Executive's death or Disability, this Agreement shall terminate without further obligations to the Executive or the Executive's legal representatives under this Agreement other than those obligations accrued hereunder at the Date of Termination, and the Company shall pay to the Executive (or his beneficiary or estate) (i) the Executive's full Base Salary through the
                                -
Date of Termination (the "Earned  Salary"),  (ii) any vested amounts or benefits
                                              --
owing to the Executive under the Company's otherwise applicable employee benefit plans and programs, including any compensation previously deferred by the Executive (together with any accrued earnings thereon) and not yet paid by the Company (the "Accrued Obligations"), and (iii) any other benefits payable due to
                                          ---
the Executive's death or Disability under the Company's plans, policies or programs (the "Additional Benefits").

                  Any Earned Salary shall be paid in cash in a single lump sum as soon as practicable, but in no event more than 15 days (or at such earlier date required by law), following the Date of Termination. Accrued Obligations and Additional Benefits shall be paid in accordance with the terms of the applicable plan, program or arrangement.

                  (b) Cause and Voluntary Termination. If, during the Employment
                      -------------------------------
Period, the Executive's employment shall be terminated for Cause or voluntarily terminated by the Executive (other than on account of Good Reason following a Change in Control), the Company shall pay the Executive (i) the Earned Salary in
                                                         -
cash in a single lump sum as soon as practicable, but in no event more than 10 days, following the Date of Termination, and (ii) the Accrued Obligations in
                                                 --
accordance with the terms of the applicable plan, program or arrangement.

                  (c)  Termination  by the  Company  other  than for  Cause  and
                       ---------------------------------------------------------
Termination by the Executive for Good Reason. Subject to Section 7(f) below, if,
--------------------------------------------
during the Employment Period, the Company terminates the Executive's employment other than for Cause, or the Executive terminates his employment for Good Reason, the Company shall pay to the Executive the following amounts:

                  (i)      Severance Benefits. The Executive shall be paid the
                           ------------------
                           following:

                  (A)      the Executive's Earned Salary;

                  (B)      a cash amount (the "Severance Amount") equal to

                           (1)      1.99; times

                           (2)      the sum of

                                    (i)     the Executive's annual Base Salary;
                                     -
                                            and

                                    (ii)    the  average  of the  annual at risk
                                     --
                                            compensation    incentive    program
                                            bonuses or other bonuses  (excluding
                                            sign-on   bonuses)  payable  to  the
                                            Executive   (including,    for   the
                                            purposes  of this  calculation,  any
                                            amount of such  bonuses  paid in the
                                            form of restricted stock (in lieu of
                                            cash),  to be  valued at the date of
                                            grant) for the two  fiscal  years of
                                            the Company ending immediately prior
                                            to the Effective  Date (the "Average
                                            Bonus") ; and

                           (C) the Accrued Obligations.

         The Earned Salary and Severance Amount shall be paid in cash in a single lump sum as soon as practicable, but in no event more than 10 days (or at such earlier date required by law), following the Date of Termination; provided however that if the date payment would otherwise
                       ---------------------
         be due hereunder is after September 30, payment of the Severance Amount shall be paid on the first business day in the following January. Accrued Obligations shall be paid in accordance with the terms of the applicable plan, program or arrangement.

                  (ii)  Continuation  of  Welfare   Benefits.   If,  during  the
                        ------------------------------------
         Employment Period, the Company terminates the Executive's employment other than for Cause, or following a Change in Control the Executive terminates his employment for Good Reason, the Executive (and, to the extent applicable, his dependents) shall be entitled, after the Date of
         Termination  until the earlier of (1) the third anniversary of the Date
                                            -
         of Termination (the "End Date") and (2) the date the Executive  becomes
                                              -
         eligible for comparable benefits under a similar plan, policy or program of a subsequent employer, to continue participation in all of the Company's employee and executive welfare and fringe benefit plans, excluding further vacation pay (the "Benefit Plans"). To the extent any such benefits cannot be provided under the terms of the applicable plan, policy or program, the Company shall provide a comparable benefit under another plan or from the Company's general assets. The Executive's participation in the Benefit Plans will be on the same terms and conditions that would have applied had the Executive continued to be employed by the Company through the End Date.

                  (iii) Qualification for Early Retirement.  If the Executive is
                        ----------------------------------
         at least age 52 at his Date of Termination, the Executive shall be deemed to have earned, and to have become vested in, the retirement benefits (including, without limitation, any early retirement subsidy or supplement, retiree life coverage or retiree medical benefits) that would have been payable or made available to the Executive under any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries for which the Executive was eligible at the Date of Termination had he continued in service for three additional years after the Date of Termination. The purpose and intent of this provision is to provide the Executive with vesting and to bridge any gap of three or fewer years of service to qualify for any additional benefits available for an early retiree (such as the benefits under the Executive Retirement Plan ("ERP") or the benefits available under the Retirement Plan ("RP") including the so-called Rule of 90), and not to increase the service taken into account for purpose of determining the amount of benefits payable to the Executive beyond his actual period of service through the Date of Termination.

                           The operation of this provision is illustrated by the following examples:

                  Example  1:  Assume   that,   at  the   Executive's   Date  of
                  ----------
         Termination, the Executive is exactly 53 years old, and has exactly 4 years of service for purposes of the ERP. Assume further that the relevant RP and ERP provisions have not changed since the date of the execution of this Agreement. The Executive would receive a benefit (in the form of a single life annuity) under the RP and ERP in the aggregate in the form of a benefit beginning at age 56, equal to 4/5 times what he would otherwise have received under a combination of those plans beginning at age 56. (Or, he could elect commencement of benefits at age 55 in reduced amounts per the terms of the relevant plans.) Five is used in the denominator because the current ERP vesting policy is attainment of age 55 and at least 5 years of service.

                  Example  2:  The  assumptions  are the same as in  example  1,
                  ----------
         except that the Executive  has exactly 32 years of service  (instead of
         4). By reason of the additional credit provided under this Agreement, the Executive would receive a benefit calculated as though payable under the RP (in the form of a single life annuity), under the RP's "Rule of 90," that would begin at age 55-1/2 and would equal [(53 +
         32)/90] times what he would otherwise have received under the RP under the Rule of 90 beginning at age 55-1/2 (the earliest date at which he otherwise could have retired and commenced receiving benefits determined under the Rule of 90).

                  In both examples,  (i) any portion of the incremental  benefit
                                      -
         that could not be paid under the RP will be paid from the ERP or the Company's general assets, (ii) final average salaries would be
                                        --
         determined under those plans as of the Executive's Date of Termination and (iii) the Executive would be entitled to elect forms of benefit
              ---
         other than the single life annuity.

                  Other fact patterns, and examples respecting other post-retirement benefits, would use similar principles, but might use different math. For example, the current provisions concerning an executive's vesting in early retirement benefits under the RP, and concerning retiree medical benefit vesting, have years of service requirements in excess of five years.

                  (d)  Discharge  of  the  Company's   Obligations.   Except  as
                       -------------------------------------------
expressly provided in the last sentence of this Section 7(d), the amounts payable to the Executive pursuant to this Section 7 (whether or not reduced pursuant to Section 7(e)) following termination of his employment shall be in full and complete satisfaction of the Executive's rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon the Executive's receipt of such amounts, the Company shall be released and discharged from any and all liability to the Executive in connection with this Agreement or otherwise in connection with the Executive's employment with the Company and its subsidiaries. Nothing in this Section 7(d) shall be construed to release the Company from its commitment to indemnify the Executive and hold the Executive harmless from and against any claim, loss or cause of action arising from or out of the Executive's performance as an officer, director or employee of the Company or any of its subsidiaries or in any other capacity, including any fiduciary capacity, in which the Executive served at the request of the Company to the maximum extent permitted by applicable law and the Governing Documents.

                  (e)      Limit on Payments by the Company.
                           --------------------------------

                  (i)  Application of Section 7(e). In the event that any amount
                       ---------------------------
         or benefit paid or distributed to the Executive pursuant to this Agreement, taken together with any amounts or benefits otherwise paid or distributed to the Executive by the Company or any affiliated company (collectively, the "Covered Payments"), would be an "excess parachute payment" as defined in Section 280G of the Code and would thereby subject the Executive to the tax (the "Excise Tax") imposed under Section 4999 of the Code (or any similar tax that may hereafter be imposed), the provisions of this Section 7(e) shall apply to determine the amounts payable to the Executive pursuant to this Agreement.

                  (ii) Calculation of Benefits.  Immediately  following delivery
                       -----------------------
         of any Notice of Termination, the Company shall notify the Executive of the aggregate present value of all termination benefits to which he would be entitled under this Agreement and any other plan, program or arrangement as of the projected Date of Termination, together with the projected maximum payments, determined as of such projected Date of Termination that could be paid without the Executive being subject to the Excise Tax.

                  (iii)    Imposition of Payment Cap.  If
                           -------------------------

                  (x) the aggregate value of all compensation payments or benefits to be paid or provided to the Executive under this Agreement and any other plan, agreement or arrangement with the Company exceeds the amount which can be paid to the Executive without the Executive incurring an Excise Tax and

                  (y) the net-after tax amount (taking into account all applicable taxes payable by the Executive, including any Excise Tax) that the Executive would receive if the limitation contained in this Section 7(e)(iii) were not imposed does not exceed the net-after tax benefit the Executive would receive if such limitation were imposed by more than $25,000, then the amounts payable to the Executive under this Section 7 shall be reduced (but not below zero) to the maximum amount which may be paid hereunder without the Executive becoming subject to such an Excise Tax (such reduced payments to be referred to as the "Payment Cap"). In the event that the Executive receives reduced payments and benefits hereunder, the Executive shall have the right to designate which of the payments and benefits otherwise provided for in this Agreement that he will receive in connection with the application of the Payment Cap.

                  (iv)  Application of Section 280G. For purposes of determining
                        ---------------------------
         whether any of the Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax,

                                    (A) such Covered Payments will be treated as
                           "parachute payments" within the meaning of Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the good faith judgment of the Company's independent certified public accountants appointed prior to the Effective Date or tax counsel selected by such Accountants (the "Accountants"), the Company has a reasonable basis to conclude that such Covered Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for personal services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the portion of the "base amount" allocable to such Covered Payments, or such "parachute payments" are otherwise not subject to such Excise Tax, and

                                    (B) the value of any noncash benefits or any
                           deferred payment or benefit shall be determined by the Accountants in accordance with the principles of
                           Section 280G of the Code.

                  (v) Applicable Tax Rates. For purposes of determining  whether
                      --------------------
         the Executive would receive a greater net after-tax benefit were the amounts payable under this Agreement reduced in accordance with Paragraph 7(e)(iii), the Executive shall be deemed to pay:

                                    (A)  Federal  income  taxes  at the  highest
                           applicable marginal rate of Federal income taxation for the calendar year in which the first amounts are to be paid hereunder, and

                                    (B) any  applicable  state and local  income
                           taxes at the highest applicable marginal rate of taxation for such calendar year, net of the maximum reduction in Federal incomes taxes which could be obtained from the deduction of such state or local taxes if paid in such year;

         provided, however, that the Executive may request that such determination be made based on his individual tax circumstances, which shall govern such determination so long as the Executive provides to the Accountants such information and documents as the Accountants shall reasonably request to determine such individual circumstances.

                  (vi)  Adjustments  in  Respect  of  the  Payment  Cap.  If the
                        -----------------------------------------------
         Executive receives reduced payments and benefits under this Section 7(e) (or this Section 7(e) is determined not to be applicable to the Executive because the Accountants conclude that the Executive is not subject to any Excise Tax) and it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding (a "Final Determination") that, notwithstanding the good faith of the Executive and the Company in applying the terms of this Agreement, the aggregate "parachute payments" within the meaning of Section 280G of the Code paid to the Executive or for his benefit are in an amount that would result in the Executive being subject an Excise Tax, then the amount equal to such excess parachute payments shall be deemed for all purposes to be a loan to the Executive made on the date of receipt of such excess payments, which the Executive shall have an obligation to repay to the Company on demand, together with interest on such amount at the applicable Federal rate (as defined in Section 1274(d) of the Code) from the date of the payment hereunder to the date of repayment by the Executive. If this Section 7(e) is not applied to reduce the Executive's entitlement under this Section 7 because the Accountants determine that the Executive would not receive a greater net-after tax benefit by applying this Section 7(e) and it is established pursuant to a Final Determination that, notwithstanding the good faith of the Executive and the Company in applying the terms of this Agreement, the Executive would have received a greater net after tax benefit by subjecting his payments and benefits hereunder to the Payment Cap, then the aggregate "parachute payments" paid to the Executive or for his benefit in excess of the Payment Cap shall be deemed for all purposes a loan to the Executive made on the date of receipt of such excess payments, which the Executive shall have an obligation to repay to the Company on demand, together with interest on such amount at the applicable Federal rate (as defined in Section 1274(d) of the Code) from the date of the payment hereunder to the date of repayment by the Executive. If the Executive receives reduced payments and benefits by reason of this Section 7(e) and it is established pursuant to a Final Determination that the Executive could have received a greater amount without exceeding the Payment Cap, then the Company shall promptly thereafter pay the Executive the aggregate additional amount which could have been paid without exceeding the Payment Cap, together with interest on such amount at the applicable Federal rate (as defined in Section 1274(d) of the Code) from the original payment due date to the date of actual payment by the Company.

                  (f) If  Termination  of Employment  Occurs After the Executive
                      ----------------------------------------------------------
Has Reached Age 62.  Notwithstanding  anything else to the contrary contained in
------------------
this Section 7, if the Executive's employment with the Company terminates at any time during the 3 year period ending on the first day of the month following the Executive's sixty-fifth birthday (the "Normal Retirement Date"), and the Executive would be entitled to receive severance benefits under paragraphs 7(c), then (i) the multiplier in paragraph 7(c)(i)(B) shall not be 1.99, but shall be
      -
a number equal to 1.99 times (x/1095), where x equals the number of days remaining until the Executive's Normal Retirement Date, and (ii) the End Date
                                                                --
described in Section 7(c)(ii) shall not be the third anniversary of the Date of Termination, but shall be the Executive's Normal Retirement Date.

                  8.  Non-exclusivity  of Rights.  Except as expressly  provided
                      --------------------------
herein, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other agreements with the Company or any of its affiliated companies, including employment agreements or stock option agreements. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

                  9. No Offset.  The  Company's  obligation to make the payments
                     ---------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others whether by reason of the subsequent employment of the Executive or otherwise.

                  10.  Non-Competition  and  Non-Solicitation.  (a)  Noncompete.
                       --------------------------------------        ----------
Unless the Executive otherwise elects by written notice to the Company prior to his Date of Termination (or in the case of a Company initiated termination, within 5 business days of receipt of a Notice of Termination, if such period extends beyond the Date of Termination) not to be bound by the provisions of this Section 10(a), during the one year period following the Executive's Date of Termination for any reason (the "Restriction Period"), Executive shall not, directly or indirectly, engage in, become employed by, serve as an agent or consultant to, or become a partner, principal or stockholder (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of any business or entity that is engaged in any activity which is competitive with the business of the Company, National and their respective subsidiaries or affiliates in any geographic area in which the Company, National and/or any of their respective subsidiaries or affiliates is engaged in such competitive business.

                  (b)  Non-Solicitation of Employees.  Regardless of whether the
                       -----------------------------
Executive has elected to be bound by Section 10(a), during the Restriction Period, the Executive shall not, directly or indirectly, for his own account or for the account of any other person or entity with which he is or shall become associated in any capacity, solicit for employment, employ or otherwise interfere with the relationship of Employer with any person who at any time during the six months preceding such solicitation, employment or interference is or was employed by or otherwise engaged to perform services for Employer other than any such solicitation or employment during the Executive's employment with Employer on behalf of Employer.

                  (c)  Confidential  Information.   Regardless  of  whether  the
                       -------------------------
Executive has elected to be bound by Section 10(a), the Executive shall hold in a fiduciary capacity for the benefit of National and the Company all secret or confidential information, knowledge or data relating to National, the Company or any of their affiliated companies, and their respective businesses, (i) obtained
                                                                     -
by the Executive during his employment by the Company or any of its affiliated companies and (ii) not otherwise public knowledge (other than by reason of an
               --
unauthorized act by the Executive). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, unless compelled pursuant to an order of a court or other body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

                  (d) Non-disparagement. Regardless of whether the Executive has
                      -----------------
elected to be bound by Section 10(a), the Executive shall not publicly or privately disparage National or the Company, or any of their subsidiaries or affiliates, including any aspect of their respective business, products, employees, management or Board of Directors, in any manner which could adversely effect the business of National, the Company or such subsidiaries or affiliates. Furthermore, the Executive shall not, directly or indirectly, take any action or fail to take any action with the purpose of interfering with, damaging or disrupting the assets or business operations or affairs of National or the Company or any of their respective subsidiaries or affiliates.

                  National and the Company shall not publicly or privately disparage the Executive, either personally or professionally. Nothing in this paragraph shall be construed to prevent any officer of National or the Company from discussing the Executive's performance internally in the ordinary course of business.

                  (e) Company  Property.  Except as expressly  provided  herein,
                      -----------------
promptly following the Executive's termination of employment, the Executive shall return to the Company all property of National and the Company and all copies thereof in the Executive's possession or under his control.

                  (f) Additional  Payment.  Unless the Executive has elected not
                      -------------------
to be bound by Section 10(a), the Company shall make an additional lump sum payment to the Executive within 30 days following the Executive's Date of Termination equal to one times the sum of (i) the Executive's annual Base Salary
                                           -
and  (ii)  the  Executive's  Average  Bonus  as  compensation  for the  covenant
      --
contained in Section 10(a).

                  11.  Injunctive  Relief  and Other  Remedies  with  Respect to
                       ---------------------------------------------------------
Covenants.  The  Executive  acknowledges  and  agrees  that  the  covenants  and
---------
obligations of the Executive set forth in Section 10 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, the Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining the Executive from committing any violation of the covenants and obligations contained in Section 10 These remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. In no event shall an asserted violation of the provisions of Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                  12.  Successors.   (a)  This  Agreement  is  personal  to  the
                       ----------
Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

                  13. Miscellaneous. (a) Applicable Law. This Agreement shall be
                      -------------      --------------
governed by and construed in accordance with the laws of the State of New York, applied without reference to principles of conflict of laws.

                  (b) Arbitration.  Except to the extent provided in Section 11,
                      -----------
in the event that any dispute, controversy or claim arises between the Company or National and the Executive with respect to the subject matter of this Agreement and the enforcement of rights hereunder, such dispute, controversy or claim shall be resolved by binding arbitration before a panel of three arbitrators selected in accordance with the American Arbitration Association (the "AAA"). The arbitration shall be conducted in accordance with the Expedited Employment Arbitration Rules of the American Arbitration Association then in effect at the time of the arbitration (or such other rules as the parties may agree to in writing), and otherwise in accordance with principles which would be applied by a court of law or equity. The determination reached in such arbitration shall be final and binding on both parties without any right of appeal or further dispute. Execution of the determination by such arbitration panel may be sought in any court of competent jurisdiction. The arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence and shall interpret this Agreement as an honorable engagement and not merely as a legal obligation. Unless otherwise agreed by the parties, any such arbitration shall take place in a location selected by the Company which is a convenient forum for such arbitration (taking into account the availability of a sufficient pool of experienced arbitrators) and not more than 100 miles from the Executive's principal place of employment at the Effective Date (or at such other location as may be agreed upon by the parties), and shall be conducted in accordance with the Rules of the AAA. In the event of the occurrence of any proceeding (including the appeal of an arbitration decision) between the Company or National and the Executive with respect to the subject matter of this Agreement and the enforcement of rights hereunder, the Company or National shall reimburse the Executive for all reasonable costs and expenses relating to such proceeding, including reasonable attorneys' fees and expenses, regardless of the final outcome, unless the arbitration panel determines that recovery by the Executive of all or a part of such fees, costs and expenses would be unjust. In no event shall the Executive reimburse the Company for any of the costs and expenses relating to such litigation or other proceeding.

                  (c) Amendments.  This Agreement may not be amended or modified
                      ----------
otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (d) Entire  Agreement.  This Agreement  constitutes the entire
                      -----------------
agreement between the parties hereto with respect to the matters referred to herein and expressly supersedes the Change in Control Agreement by and between the Executive, National and the Company dated as of May 1, 1992; provided,
                                                                       ---------
however,  that  this  Agreement  is not  intended  to impair  any  rights of the
--------------
Executive under any prior written agreement, any employee benefit plan of the Company or a Subsidiary or any written policy, program or procedure of the Company or a Subsidiary unless and to the extent specifically provided herein. No other agreement relating to the terms of the Executive's employment by the Company, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. The Executive acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has read this Agreement and that he understands it and its legal consequences.

                  (e) Notices.  All notices and other  communications  hereunder
                      -------
shall be in writing and shall be given by hand-delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:       at the home address of the Executive noted
                                    on the records of the Company

         If to the Company:         National Fuel Gas Supply Corporation
                                    10 Lafayette Square
                                    Buffalo, N.Y. 14203
                                    Attention:   Corporate Secretary

         If to National:            National Fuel Gas Company
                                    10 Lafayette Square
                                    Buffalo, NY 14203
                                    Attention:  Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (f) Source of Payments. All payments provided for in paragraph
                      ------------------
3 above shall be paid in cash from the general funds of the Company or National; provided, however, that such payments shall be reduced by the amount of any payments made to the Executive or his dependents, beneficiaries or estate from any trust or special or separate fund established by the Company or National to assure such payments. The Company or National shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company or National shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship, between the Company or National and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company or National such right shall be no greater than the right of an unsecured creditor of the Company or National.

                  (g) Tax  Withholding.  The  Company  shall  withhold  from any
                      ----------------
amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (h) Severability;  Reformation.  In the event that one or more
                      --------------------------
of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event that any of the provisions of any of Section 10 are not enforceable in accordance with its terms, the Executive and the Company agree that such Section shall be reformed to make such Section enforceable in a manner which provides the Company the maximum rights permitted at law.

                  (i)  Waiver.  Waiver  by any  party  hereto  of any  breach or
                       ------
default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or the Executive's rights hereunder on any occasion or series of occasions.

                  (j)   Counterparts.   This   Agreement   may  be  executed  in
                        ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (k) Captions.  The captions of this  Agreement are not part of
                      --------
the provisions hereof and shall have no force or effect.

                  IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.

                                    NATIONAL FUEL GAS
                                    SUPPLY CORPORATION


Attest: /s/                         By: /s/
        --------------------            -----------------------
         Secretary                  Title:  President


                                    NATIONAL FUEL GAS COMPANY


Attest: /s/                         By: /s/
        --------------------            -----------------------
         Secretary                  Title:  Chairman, President & CEO


                                    EXECUTIVE:

                                    /s/
                                    -------------------------